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                                                             Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated August 25, 1994 except for Note 11 as to which the date is October 27, 1994, with respect to the financial statements of Intuit Inc. included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Microsoft Corporation for the registration of 28,271,076 shares of its common stock.

We also consent to the incorporation by reference therein of our report with respect to the financial statement schedules of Intuit Inc. for the ten months ended July 31, 1994 and for each of the two years in the period ended September 30, 1993 included in the Annual Report (Form 10-K) for 1994 filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP

                                                Ernst & Young LLP

Palo Alto, California
February 13, 1995